File No. 333-32866
================================================================================

     As filed with the Securities & Exchange Commission on ___________ ,2000

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------
                               Amendment No. 1 to
                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                      EXPRESS INVESTMENTS ASSOCIATES, INC.
                 (Name of small business issuer in its charter)

           Nevada                         6770                     98-0204680
  (State or jurisdiction of    (Primary Standard Industrial     (I.R.S. Employer
incorporation or organization)      Identification No.)      Classification Code No.)

                     Suite 104, 1456 St. Paul St., Kelowna,
                        British Columbia, Canada V1Y 2E6
(Address of principal place of business or intended principal place of business)

                                   ----------

                                 Bob Hemmerling
                      Express Investments Associates, Inc.
                     Suite 104, 1456 St. Paul St., Kelowna,
                        British Columbia, Canada V1Y 2E6
                               (250) 868-8177 tel.
            (Name, address and telephone number of agent for service)

                                   ----------

                                   Copies to:

                             Antoine M. Devine, Esq.
                             Evers & Hendrickson LLP
                        155 Montgomery Street, Suite 1200
                             San Francisco, CA 94104
                                 (415) 772-8109

Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

                                     CALCULATION OF REGISTRATION FEE

========================================================================================================
  Title of each
    class of
securities to be   Amount to be      Proposed maximum            Proposed maximum         Amount of
   registered       registered   offering price per unit(1)  aggregate offering price  registration fee
--------------------------------------------------------------------------------------------------------
  Common Stock,      200,000              $1.00                      $200,000               $56.00
    par value
     $0.0001
========================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee and pursuant to Rule 457.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PART I - INFORMATION REQUIRED IN PROSPECTUS

Cross Reference Sheet Showing the Location in Prospectus of Information Required by Items of Form SB-2

Item No.            Required Item              Location of Caption in Prospectus
--------            -------------              ---------------------------------
1.           Forepart of the Registration      Cover Page; Outside
             Statement and Outside Front       Front Page of
             Cover of Prospectus               Prospectus

2.           Inside Front and Outside Back     Inside Front and
             Cover Pages of Prospectus         Outside Back Cover
                                               Pages of Prospectus

3.           Summary Information and           Prospectus Summary;
             Risk Factors                      Risk Factors

4.           Use of Proceeds                   Use of Proceeds

5.           Determination of Offering         Prospectus Summary -
             Price                             Determination of Offering Price;
                                               Risk Factors; Plan of
                                               Distribution

6.           Dilution                          Dilution

7.           Selling Security Holders          Not Applicable

8.           Plan of Distribution              Plan of Distribution

9.           Legal Proceedings                 Legal Proceedings

10.          Director, Executive Officer,      Management
             Management and Promoters
             and Control Persons

11.          Security Ownership of Certain     Principal Shareholders
             Beneficial Owners and
             Management

12.          Description of Securities         Description of Securities

13.          Interest of Named Experts         Not Applicable
             and Counsel

14.          Disclosure of Commission          Indemnification of Officers and
             Position on Indemnification       Directors
             for Securities Act Liabilities

15.          Organization within Last Five     Management, Certain Transactions
             Years

16.          Description of Business           Business

17.          Management's Discussion and       Plan of Operation
             Analysis or Plan of Operation

18.          Description of Property           Description of Property

19.          Certain Relationships and         Certain Transactions
             Related Transactions

20.          Market for Common Equity and      Prospectus Summary, Market for
             Related Stockholder Matters       Our Common Stock; Shares
                                               Eligible for Future Sale

21.          Executive Compensation            Executive Compensation

22.          Financial Statements              Financial Statements

23.          Changes in and Disagreements      Changes in and Disagreements
             with Accountants on Accounting    with Accountants on Accounting
             and Financial Disclosure          and Financial Disclosure

PART II

24.          Indemnification of Directors      Indemnification of
             and Officers                      Directors and Officers

25.          Other Expenses of Issuance and    Other Expenses of
             Distribution                      Issuance and Distribution

26.          Recent Sales of Unregistered      Recent Sales of Unregistered
             Securities                        Securities

27.          Exhibits                          Exhibits

*            Undertakings                      Undertakings

                    Subject To Completion, Dated      , 2000

                             INITIAL PUBLIC OFFERING
                                   PROSPECTUS

                      EXPRESS INVESTMENTS ASSOCIATES, INC.

                         200,000 SHARES OF COMMON STOCK
                                 $1.00 PER SHARE

     Express Investments Associates, Inc. is a startup company organized in the State of Nevada to as a "blank check" company, whose sole purpose at this time is to locate and consummate a merger or acquisition with a private entity.

     We are offering these shares through our president, Mr. Bob Hemmerling, without the use of a professional underwriter. We will not pay commissions on stock sales.

     This is our initial public offering, and no public market currently exists for our shares. The offering price may not reflect the market price of our shares after the offering.

                               -------------------

This investment involves a high degree of Risk. You should purchase shares only if you can afford a complete loss. See "Risk Factors" beginning on page 9.

-------------------
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense

                               -------------------

                              Offering Information

                                                                Per share       Total
                                                                ---------       -----
Initial public offering price                                     $ 1.00     $ 200,000.00
Underwriting discounts/commissions (1)                            $  .00     $        .00
Estimated offering expenses(1)                                    $  .00     $        .00
Net offering proceeds to Express Investments Associates, Inc.     $ 1.00     $ 200,000.00(1)

(1) Does not include offering costs, including filing, printing, legal, accounting, transfer agent and escrow agent fees estimated at $9,556.00. We will pay these expenses.

               The date of this Prospectus is ______________, 2000

                                TABLE OF CONTENTS
                                                                            Page
                                                                            ----
PROSPECTUS SUMMARY.............................................................3
LIMITED STATE REGISTRATION.....................................................3
SUMMARY FINANCIAL INFORMATION..................................................4
RISK FACTORS...................................................................7
YOUR RIGHTS AND SUBSTANTIVE PROTECTION UNDER RULE 419.........................12
DILUTION......................................................................13
USE OF PROCEEDS...............................................................14
CAPITALIZATION................................................................15
DESCRIPTION OF BUSINESS.......................................................16
PLAN OF OPERATION.............................................................17
DESCRIPTION OF PROPERTY.......................................................22
PRINCIPAL SHAREHOLDERS........................................................23
MANAGEMENT....................................................................24
EXECUTIVE COMPENSATION........................................................26
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS................................26
LEGAL PROCEEDINGS.............................................................26
MARKET FOR OUR COMMON STOCK...................................................27
DESCRIPTION OF SECURITIES.....................................................28
SHARES ELIGIBLE FOR FUTURE RESALE.............................................29
WHERE CAN YOU FIND MORE INFORMATION...........................................30
REPORTS TO STOCKHOLDERS.......................................................30
PLAN OF DISTRIBUTION..........................................................30
LEGAL MATTERS.................................................................31
EXPERTS.......................................................................31
INDEMNIFICATION OF OFFICERS AND DIRECTORS.....................................32
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND
  FINANCIAL DISCLOSURE........................................................32
FINANCIAL STATEMENTS.........................................................F-1

     Until 90 days after the date when the funds and securities are released from the escrow account, all dealers effecting transactions in the shares, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters to their unsold allotments or subscriptions.

                               PROSPECTUS SUMMARY

     This summary highlights information contained elsewhere in this prospectus. Because this is a summary, it may not contain all of the information that you should consider before receiving a distribution of our common stock. You should read this entire prospectus carefully.

                      Express Investments Associates, Inc.

     We are a blank check company subject to Rule 419. We were organized as a vehicle to acquire or merge with another business or company. We have no present plans, proposals, agreements, arrangements or understandings to acquire or merge with any specific business or company nor have we identified any specific business or company for investigation and evaluation for a merger with us. Since our organization, our activities have been limited to the sale of initial shares for our organization and our preparation in producing a registration statement and prospectus for our initial public offering. We will not engage in any substantive commercial business following the offering. We maintain our office at Suite 104, 1456 St. Paul St., Kelowna, British Columbia, Canada V1Y 2E6. Our phone number is (250) 868- 8445.

                                  The Offering

Securities offered                200,000 shares of common stock, $0.0001 par
                                  value, being offered at $1.00 per share.
                                  (See "Description of Capital Stock.")

Common stock outstanding          1,000,000 shares
prior to the offering

Common stock to be                1,200,000 shares
outstanding after the offering


                           LIMITED STATE REGISTRATION

     Initially, our securities may be sold in __________________________ only (although we are considering registering the shares in other states) pursuant to an exemption from registration provisions contained in Section _____, ________ Codes. See "Risk Factors" for a discussion of the resale limitations that result from this limited state registration.

                          SUMMARY FINANCIAL INFORMATION

     The table below contains certain summary historical financial data. The historical financial data for the fiscal year ended June 30, 1999 has been derived from our audited financial statements which are contained in this Prospectus. The financial statements were filed as part of the Form 10-SB we filed with the Commission on October 4, 1999, and should be read in conjunction with those financial statements and notes thereto.

                                                     June 30, 1999
                                                   INCOME STATEMENT:

                                          Fiscal Year                  Three Months                 Six Months
                                         Ended 06/30/99               Ended 09/30/99              Ended 12/31/99
                                           (Audited)                    (Unaudited)                 (Unaudited)
                                    -------------------------    -------------------------    -------------------------
                                       1998          1999           1998          1999           1998          1999
                                    -----------   -----------    -----------   -----------    -----------   -----------
Revenue                             $         0   $         0    $         0   $         0    $         0   $         0

Expenses                            $         0   $       200    $         0   $     2,665    $         0   $     5,650

Net Income(loss)                    $         0   $      (200)   $         0   $    (2,665)   $         0   $    (5,650)

Basic Earnings (loss) per share     $         0   $         0    $         0   $         0    $         0   $         0

Basic Number of Common
Shares Outstanding                    1,000,000     1,000,000      1,000,000     1,000,000      1,000,000     1,000,000

BALANCE SHEET (at end of period):

Total Assets                        $         0   $         0    $         0   $         0    $         0   $         0

Total Liabilities                   $         0   $       200    $         0   $     2,865    $         0   $     2,765

Total Shareholders Equity           $       100   $       100    $       100   $       100    $       100   $       100
(Net Assets)

Net Income per share on a fully     $         0   $         0    $         0   $         0    $         0   $         0
dilated basis

Expiration Date

     This offering will expire 12 months from the date of this prospectus. There is no minimum number of securities that must be sold in the offering. The offering may be extended for an additional 90 days at our sole election.

Prescribed Acquisition Criteria

     Rule 419 requires that, before the funds and the securities can be released, we must first execute an agreement to acquire a candidate meeting certain specified criteria. The agreement must provide for the acquisition of a business or assets for which the fair value of the business represents at least 80% of the maximum offering proceeds. The agreement must include, as a precondition to its closing, a requirement that the number of investors representing 80% of the maximum offering proceeds must elect to reconfirm their investment. For purposes of the offering, the fair value of the business or assets to be acquired must be at least $160,000 (80% of $200,000).

Post-Effective Amendment

     Once the agreement governing the acquisition of a business meeting the required criteria has been executed, Rule 419 requires us to update the registration statement with a post-effective amendment. The post-effective amendment must contain information about the proposed acquisition candidate and their business, including audited financial statements, the results of this offering and the use of the funds disbursed from the escrow account. The post-effective amendment must also include the terms of the reconfirmation offer mandated by Rule 419. The reconfirmation offer must include certain prescribed conditions that must be satisfied before the funds and securities can be released from escrow.

Reconfirmation Offering

     The reconfirmation offer must commence after the effective date of the post-effective amendment. Under Rule 419, the terms of the reconfirmation offer must include the following conditions:

     The prospectus contained in the post-effective amendment will be sent to each investor whose securities are held in the escrow account within 5 business days after the effective date of the post-effective amendment.

     Each investor will have no fewer than 20 and no more than 45 business days from the effective date of the post-effective amendment to notify us in writing that the investor elects to remain an investor.

     If we do not receive written notification from any investor within 45 business days following the effective date, the proportionate portion of the funds and any related interest or dividends held in the escrow account on the investor's behalf will be returned to the investor within 5 business days by first class mail or other equally prompt means.

     The acquisition will be closed only if a minimum number of investors representing 80% of the maximum offering proceeds equaling $160,000 elect to reconfirm their investment.

     If a closed acquisition has not occurred by ______________ (18 months from the date of this prospectus), the funds held in the escrow account shall be returned to all investors on a proportionate basis within 5 business days by first class mail or other equally prompt means.

Release Of Securities And Funds

     The funds will be released to us, and the securities will be released to you, only after:

          The escrow agent has received a signed representation from us and any other evidence acceptable by the escrow agent that:

          We have executed an agreement for the acquisition of an acquisition candidate whose fair market value represents at least 80% of the maximum offering proceeds and has filed the required post-effective amendment.

          The post-effective amendment has been declared effective.

          We  have   satisfied   all  of  the   prescribed   conditions  of  the
          reconfirmation offer.

          The closing of the acquisition of the business with a fair value of at least 80% of the maximum proceeds.

Determination of Offering Price

     The offering price of $1.00 per share for the shares has been arbitrarily determined by us. This price bears no relation to our assets, book value, or any other customary investment criteria, including our prior operating history. Among factors considered by us in determining the offering price were:

     Estimates of our business potential

     Our limited financial resources

     The amount of equity desired to be retained by present shareholders

     The amount of dilution to the public

     The general condition of the securities markets

                                  RISK FACTORS

     Our business is subject to numerous risk factors, including the following:

     We Have No Operating History or Revenue and Only Minimal Assets. We have had no recent operating history nor any revenues or earnings from operations since its inception. We have no significant assets or financial resources. We will, in all likelihood, sustain operating expenses without corresponding revenues, at least until the consummation of a business combination. This may result in our incurring a net operating loss that will increase continuously until we can consummate a business combination with a profitable business opportunity. We cannot assure you that we can identify a suitable business opportunity and consummate a business combination.

     You Will Not Have Access to Your Funds While They are Held in Escrow. If we are unable to locate an acquisition candidate meeting these acquisition criteria, you will have to wait 18 months from the date of this prospectus before a proportionate portion of your funds are returned, without interest. You will be offered return of your proportionate portion of the funds held in escrow only upon the reconfirmation offering required to be conducted upon execution of an agreement to acquire an acquisition candidate that represents 80% of the maximum offering proceeds.

     We May Fail to Obtain a Sufficient Number of Investors to Reconfirm the Offering. A business combination with an acquisition candidate cannot be closed unless, after the reconfirmation offering required by Rule 419, a sufficient number of investors representing 80% of the maximum offering proceeds elect to reconfirm their investment. If, after completion of the reconfirmation offering, a sufficient number of investors do not reconfirm their investment, the business combination will not be closed. If so, none of the securities held in escrow will be issued and the funds will be returned to you on a proportionate basis without interest.

     We Have Extremely Limited Capital. As of June 30, 1999, there were $0 assets and $2,865 in liabilities. There was $0 available in our treasury as of June 30, 1999. Assuming the sale of all the shares in this offering, we will receive net proceeds of approximately $200,000.00, all of which must be deposited in the escrow account. It is unlikely that we will need additional funds, but we may if an acquisition candidate insists we obtain additional capital. We may require additional financing in the future in order to close a business combination. This financing may consist of the issuance of debt or equity securities. These funds might not be available, if needed, or might not be available on terms acceptable to us.

     Escrowed Securities Can Only be Transferred Under Limited Circumstances. No transfer or other disposition of the escrowed securities is permitted other than by will or the laws of descent and distribution, or under a qualified domestic relations order as defined by the Internal Revenue Code of 1986 as amended, or Title 7 of the Employee Retirement Income Security Act, or the related rules. Under Rule 15g-8, it is unlawful for any person to sell or offer to sell the securities or any interest in or related to the securities held in the Rule 419 escrow account other than under a qualified domestic relations order in divorce proceedings. Therefore, any and all contracts for sale to be satisfied by delivery of the securities and sales of derivative securities to be settled by delivery of the securities are prohibited. You are further prohibited from selling any interest in the securities or any derivative securities whether or not physical delivery is required.

     The Nature of Our Operations are Highly Speculative. The success of our plan of operation will depend to a great extent on the operations, financial condition and management of the identified business opportunity. While management intends to seek business combination(s) with entities having established operating histories, we cannot assure you that we will be successful in locating candidates meeting that criteria. In the event we complete a business combination, the success of our operations may be dependent upon management of the successor firm or venture partner firm and numerous other factors beyond our control.

     We are in a Highly Competitive Market for Small Number of Business Opportunities. The Company is and will continue to be an insignificant participant in the business of seeking mergers with, joint ventures with and acquisitions of small private and public entities. A large number of established and well-financed entities, including venture capital firms, are active in mergers and acquisitions of companies that may be desirable target candidates for us. Nearly all these entities have significantly greater financial resources, technical expertise and managerial capabilities than we do and, consequently, we will be at a competitive disadvantage in identifying possible business opportunities and successfully completing a business combination. Moreover, we will also compete in seeking merger or acquisition candidates with numerous other small public companies.

     We Have No Existing Agreement for a Business Combination or Other Transaction. We have no arrangement, agreement or understanding with respect to engaging in a merger with, joint venture with or acquisition of, a private or public entity. No assurances can be given that we will successfully identify and evaluate suitable business opportunities or that we will conclude a business combination. Management has not identified any particular industry or specific business within an industry for evaluation. We cannot guarantee that we will be able to negotiate a business combination on favorable terms.

     We Have No Established Criteria for a Target Company. We have not established a specific length of operating history or a specified level of earnings, assets, net worth or other criteria that we will require a target business opportunity to have achieved. Accordingly, we may enter into a business combination with a business opportunity having no significant operating history, losses, limited or no potential for earnings, limited assets, negative net worth or other characteristics that are indicative of development stage companies.

     Management Only Devotes a Limited Amount of Time to Seeking a Target Company. While seeking a business combination, management anticipates devoting no more than five hours per month. None of our officers have entered into a written employment agreements with us and none is expected to do so in the foreseeable future. We have not obtained key man life insurance on any of its officers or directors. Notwithstanding the combined limited experience and time commitment of management, loss of the services of any of these individuals would adversely affect development of our business and its likelihood of continuing operations. See "Management."

     Our Officers and Directors May Participate in Business Ventures That Could be Deemed to Compete Directly With Us. Additional conflicts of interest and non-arms length transactions may also arise in the event our officers or directors are involved in the management of any firm with which we transact business. Management has adopted a policy that we will not seek a merger with, or acquisition of, any entity in which management serves as officers, directors or partners, or in which they or their family members own or hold any direct or indirect ownership interest.

     Our Officers and Directors may be Affiliated With Other "Blank Check" Companies That Were Formed Previously. In the event that management identifies a candidate for a business combination, and the candidate expresses no preference for a particular company, management intends to enter into a business combination with a previously formed blank check company. As a result, there may not be sufficient business opportunities to consummate a business combination.

     Target Companies That Fail to Comply With SEC Reporting Requirements May Delay or Preclude Acquisition. Sections 13 and 15(d) of the '34 Act require reporting companies to provide certain information about significant acquisitions, including certified financial statements for the company acquired, covering one, two, or three years, depending on the relative size of the acquisition. The time and additional costs that may be incurred by some target entities to prepare these statements may significantly delay or essentially preclude consummation of an acquisition. Acquisition prospects that do not have or are unable to obtain the required audited statements may be inappropriate for acquisition so long as the reporting requirements of the '34 Act are applicable.

     We Have Not Conducted Market Research and Have Not Engaged a Marketing Organization. We have neither conducted, nor have others made available to us, results of market research indicating that market demand exists for the transactions we contemplate. Moreover, we do not have, and do not plan to establish, a marketing organization. Even if demand is identified for a merger or acquisition, we cannot assure you that we will be successful in completing a business combination.

     Our Proposed Operations Lack Diversification. Our proposed operations, even if successful, will in all likelihood result in our engaging in a business combination with a business opportunity. Consequently, our activities may be limited to those engaged in by business opportunities that we merge with or acquire. Our inability to diversify its activities into a number of areas may subject us to economic fluctuations within a particular business or industry and therefore increase the risks associated with our operations.

     We may be Subject to Further Government Regulation. Although we will be subject to the reporting requirements under the '34 Act, as amended, management believes we will not be subject to regulation under the '40 Act, as amended, since we will not be engaged in the business of investing or trading in securities. If we engage in business combinations which result in our holding passive investment interests in a number of entities, we could be subject to regulation under the '40 Act. If so, we would be required to register as an investment company and could be expected to incur significant registration and compliance costs. We have obtained no formal determination from the Securities and Exchange Commission as to our status under the '40 Act and, consequently, violation of the Act could subject us to material adverse consequences.

     If We Enter into a Business Combination With Foreign Concern, we will be Subject to Risks Inherent in Business Operations Outside of the United States. These risks include, for example, currency fluctuations, regulatory problems, punitive tariffs, unstable local tax policies, trade embargoes, risks related to shipment of raw materials and finished goods across national borders and cultural and language differences. Foreign economies may differ favorably or unfavorably from the United States economy in growth of gross national product, rate of inflation, market development, rate of savings and capital investment, resource self-sufficiency and balance of payments positions, and in other respects.

     Entering into a Business Combination Will Probably Result in a Change in Control and in Our Management. A business combination involving the issuance of our common stock will, in all likelihood, result in shareholders of a private company obtaining a controlling interest in the Company. If that occurs, management may be required to sell or transfer all or a portion of the Company's common stock held by them, or resign as members of the Board of Directors of the Company. The resulting change in control could result in removal of one or more present officers and directors and a corresponding reduction in or elimination of their participation in our future affairs.

     You Will Experience a Reduction of Your Percentage Share Ownership Following a Business Combination. Our primary plan of operation is based upon a business combination with a private concern that, in all likelihood, would result in the issuance of our securities to the shareholders of the private company. The issuance of previously authorized and unissued common stock would result in reduction in percentage of shares owned by present and prospective shareholders of the Company and may result in a change in control or management.

     There may be an Absence of a Trading Market. There currently is no trading market for our stock and a trading market may not develop.

     There may be Limitations on Your Ability to Resell Your Shares. Initially, our securities may be sold in the State of _______ only (although we are considering registering the shares in other states), and may be resold by you in ____________________ only until a resale exemption is available in other states.

     We are Selling the Shares Through Our President Without the Use of a Professional Securities Underwriting Firm. Consequently, there may be less due diligence performed in conjunction with this offering than would be performed in an underwritten offering.

     There Will be "Penny" Stock Regulation of Broker-Dealer Sales of Our Securities. For transactions covered by Rule 15g-9 under the '34 Act, a broker-dealer must furnish to all investors in penny stocks, a risk disclosure document required by the rule, make a special suitability determination of the purchaser and have received the purchaser's written agreement to the transaction prior to the sale. In order to approve a person's account for transactions in penny stock, the broker or dealer must (i) obtain information concerning the person's financial situation, investment experience and investment objectives;
(ii) reasonably determine, based on the information required by paragraph (i) that transactions in penny stock are suitable for the person and that the person has sufficient knowledge and experience in financial matters that the person reasonably may be expected to be capable of evaluating the rights of transactions in penny stock; and (iii) deliver to the person a written statement setting forth the basis on which the broker or dealer made the determination required by paragraph (ii) in this section, stating in a highlighted format that it is unlawful for the broker or dealer to effect a transaction in a designated security subject to the provisions of paragraph (ii) of this section unless the broker or dealer has received, prior to the transaction, a written agreement to the transaction from the person; and stating in a highlighted format immediately preceding the customer signature line that the broker or dealer is required to provide the person with the written statement and the person should not sign and return the written statement to the broker or dealer if it does not accurately reflect the person's financial situation, investment experience and investment objectives and obtain from the person a manually signed and dated copy of the written statement.

     A penny stock means any equity security other than a security (i) registered, or approved for registration upon notice of issuance on a national securities exchange that makes transaction reports available pursuant to 17 CFR 11Aa3-1 (ii) authorized or approved for authorization upon notice of issuance, for quotation on the Nasdaq NMS ; (iii) that has a price of five dollars or more or . . . . (iv) whose  issuer has net  tangible  assets in excess of  $2,000,000 demonstrated by financial statements dated less than fifteen months previously that the broker or dealer has reviewed and has a reasonable basis to believe are true and complete in relation to the date of the transaction with the person. Consequently, the rule may affect the ability of broker-dealers to sell the Company's securities.

     Federal and State Tax Consequences Will, in All Likelihood, be Major Considerations in any Business Combination We May Undertake. Currently, a transaction may be structured so as to result in tax-free treatment to both companies, as prescribed by various federal and state tax provisions. We intend to structure any business combination so as to minimize the federal and state tax consequences to both the Company and the target entity; however, we cannot guarantee that the business combination will meet the statutory requirements of a tax- free reorganization or that the parties will obtain the intended tax-free treatment upon a transfer of stock or assets. A non-qualifying reorganization could result in the imposition of both federal and state taxes that may have an adverse effect on both parties to the transaction.

     The Requirement of Audited Financial Statements May Disqualify Potential Business Opportunities. Management believes that any potential business opportunity must provide audited financial statements for review for the protection of all parties to the business combination. One or more attractive business opportunities may choose to forego the possibility of a business combination with us, rather than incur the expenses associated with preparing audited financial statements.

              YOUR RIGHTS AND SUBSTANTIVE PROTECTION UNDER RULE 419
                   DEPOSIT OF OFFERING PROCEEDS AND SECURITIES

     Rule 419 requires that offering proceeds, after deduction for underwriting commissions, underwriting expenses and dealer allowances, if any, and the securities purchased by you and other investors in this offering, be deposited into an escrow or trust account governed by an agreement that contains certain terms and provisions specified by Rule 419. Under Rule 419, the funds will be released to us and the securities will be released to you only after we have met the following three basic conditions:

     First, we must execute an agreement for an acquisition of a business or asset that will constitute our business and for which the fair value of the business or net assets to be acquired represents at least 80% of the maximum offering proceeds, but excluding underwriting commissions, underwriting expenses and dealer allowances, if any.

     Second, we must file a post-effective amendment to the registration statement that includes the results of this offering including, but not limited to, the gross offering proceeds raised to date, the amounts paid for underwriting commissions, underwriting expenses and dealer allowances, if any, amounts dispersed to us and amounts remaining in the escrow account. In addition, we must disclose the specific amount, use and appropriation of funds disbursed to us to date, including, payments to officers, directors, controlling shareholders or affiliates, specifying the amounts and purposes of these payments, and the terms of a reconfirmation offer that must contain conditions prescribed by the rules. The post-effective amendment must also contain information regarding the acquisition candidate and business, including audited financial statements.

     Third, we will mail to each investor within five business days of a post-effective amendment, a copy of the prospectus contained therein. The Reconfirmation Offering shall be made as described under "Prospectus Summary; Reconfirmation Offering. " After we submit a signed representation to the escrow agent that the requirements of Rule 419 have been met and after the acquisition is closed, the escrow agent can release the funds and securities.

     Accordingly, we have entered into an escrow agreement with The Pacific Bank, N.A. San Francisco, California, which provides that:

     The proceeds are to be deposited into the escrow account maintained by the escrow agent promptly upon receipt. While Rule 419 permits 10% of the funds to be released to us prior to the reconfirmation offering, we do not intend to release these funds. The funds and any dividends or interest thereon, if any, are to be held for the sole benefit of the investor and can only be invested in bank deposit, in money market mutual funds, federal government securities or securities for which the principal or interest is guaranteed by the federal government.

     All securities issued for the offering and any other securities issued, including stock splits, stock dividends or similar rights are to be deposited directly into the escrow account promptly upon issuance. Your name must be included on the stock certificates or other documents evidencing the securities. The securities held in the escrow account are to remain as issued, and are to be held for your sole benefit. You retain the voting rights, if any, to the securities held in your name. The securities held in the escrow account may neither be transferred or disposed of nor any interest created in them other than by will or the laws of descent and distribution, or under a qualified domestic relations order as defined by the Internal Revenue Code of 1986 or Table 1 of the Employee Retirement Income Security Act.

     Warrants, convertible securities or other derivative securities relating to securities held in the escrow account may be exercised or converted in accordance with their terms, provided that, however, the securities received upon exercise or conversion, together with any cash or other consideration paid for the exercise or conversion, are to be promptly deposited into the escrow account.

                                    DILUTION

     The difference between the initial public offering price per share of common stock and the net tangible book value per share after this offering constitutes the dilution to investors in this offering. Net tangible book value per share of common stock is determined by dividing our net tangible book value (total tangible assets less total liabilities) by the number of shares of common stock outstanding.

     As of June 30, 1999, our net tangible book value was $-2,865 or $-.0029 per share of common stock. Net tangible book value represents the amount of our total assets, less any intangible assets and total liabilities. After giving effect to the sale of the 200,000 shares of common stock offered through this prospectus (at an initial public offering price of $1.00 per share), and after deducting estimated expenses of the offering), our adjusted pro forma net tangible book value as of June 30, 1999, would have been $197,135 or $0.16 per share. This represents an immediate increase in net tangible book value of $0.16 per share to existing shareholders and an immediate dilution of $0.84 per share to investors in this offering. The following table illustrates this per share dilution:

Public offering price per share                                            $1.00
Net tangible book value per share before offering                $0.00
Increase per share attributable to new investors                 $0.16
                                                                 -----
Dilution per share to new investors                                        $0.84
                                                                           =====

  Number of Shares Before     Money Received For Shares     Net Tangible Book Value
         Offering                  Before Offering         Per Share Before Offering
         --------                  ---------------         -------------------------
        1,000,000                       $100                        $0.0029

Total Number of Shares After    Total Amount of Money      Pro-Forma Net Tangible Book
         Offering                Received For Shares      Value Per Share After Offering
         --------                -------------------      ------------------------------
        1,200,000                      $200,000                       $0.16

     As of the date of this prospectus, the following table sets forth the percentage of equity to be purchased by investors in this offering compared to the percentage of equity to be owned by the present stockholders, and the comparative amounts paid for the shares by the investors in this offering as compared to the total consideration paid by our present stockholders.

                          Shares Purchased   Total Consideration
                         -----------------    -----------------   Average Price
                         Number    Percent    Amount    Percent   Paid Per Share
                         ------    -------    ------    -------   --------------
New Investors            200,000    16.67%   $200,000    99.95%      $ 1.00
Existing shareholders  1,000,000    83.33%   $    100    .0005%      $.0001

                                 USE OF PROCEEDS

     The gross proceeds of this offering will be $200,000. Rule 419 permits 10% of the funds ($20,000) to be released from escrow to us prior to the reconfirmation of the offering. However, we do not intend to request release of these funds. This offering is not contingent on a minimum member of shares to be sold and will be sold on a first come, first served basis. If subscriptions exceed the amount being offered, these excess subscriptions will be promptly refunded without deductions for commissions or expenses. Accordingly, we will receive these funds in the event a business combination is closed in accordance with Rule 419.

     We have not incurred and do not intend to incur in the future any debt from anyone other than management for our organizational activities. Debt to management will not be repaid. Management is not aware of any circumstances that would change this policy. Accordingly, no portion of the proceeds are being used to repay debt. It is anticipated that management will pay the expenses of the offering, estimated to be $9556.00.

     Under Rule 419, after the reconfirmation offering and the closing of the business combination, and assuming the sale of all the shares in this offering, $200,000, plus any dividends received, but less any amount returned to investors who did not reconfirm their investment under Rule 419, will be released to us.

                                           Assuming Maximum Offering
                                            ----------------------
                                             Amount        Percent
                                            --------       -------
     Offering Expenses(1)                   $  9,556           4.7%
     Working Capital                        $190,444          95.3%
                                            --------       -------

     Total(2)                               $200,000           100%
                                            ========       =======

(1) Offering costs include filing, printing, legal, accounting, transfer agent and escrow agent fees.

     If less than the maximum proceeds are raised, a greater portion of this accrued liability will have to be borne by the acquisition candidate as a condition of the merger. Management believes that this is in our best interest, because it reduces the amount of liabilities an acquisition candidate must assume in the merger, and thus, may facilitate an acquisition transaction.

(2)  All  offering   proceeds  will  be  held  in  escrow   pending  a  business
     combination. We will not request a release of 10% of these funds under Rule 419.

     The proceeds received in this offering will be put into the escrow account pending closing of a business combination and reconfirmation. These funds will be in an insured financial institution in either a certificate of deposit, interest bearing savings account or in short term federal government securities as placed by The Pacific Bank, N.A.

                                 CAPITALIZATION

     The following table sets forth our capitalization as of June 30, 1999, and pro-forma as adjusted to give close to the sale of 100,000 shares offered by us.

                                                     Actual     As Adjusted
                                                     -------      --------
     Stockholders' equity:                           $(2,865)     $197,135
     common stock, $.001 par value;
     authorized 50,000,000 shares,
     issued and outstanding
     1,000,000 shares and 1,200,000
     shares, pro-forma as adjusted                       100       200,100

     Additional paid-in capital                           -0-      200,000
     Deficit accumulated during the
       development period                             (2,965)      197,035
                                                     -------      --------
     Total stockholders equity                        (2,865)      197,135
                                                     =======      ========
     Total Capitalization                             (2,865)      197,135

                             DESCRIPTION OF BUSINESS

     Express Investments Associates, Inc. (referred to as "us," "we" or "our"), was incorporated on July 25, 1997 under the laws of the State of Nevada to engage in any lawful corporate purpose. Other than issuing shares to its shareholders, we never commenced any other operational activities. We can be defined as a "blank check" company, whose sole purpose at this time is to locate and consummate a merger or acquisition with a private entity. The Board of Directors has elected to commence implementation of our principal business purpose, described below under "Plan of Operation."

     The proposed business activities classifies us as a "blank check" company. The Securities and Exchange Commission defines these companies as "any development stage company that is issuing a penny stock (within the meaning of section 3 (a)(51) of the Securities Exchange Act of 1934) and that has no specific business plan or purpose, or has indicated that its business plan is to merge with an unidentified company or companies." Many states have enacted statutes, rules and regulations limiting the sale of securities of "blank check" companies in their respective jurisdictions. Management does not intend to undertake any efforts to cause a market to develop in our securities, either debt or equity, until we have successfully implemented our business plan. We intend to comply with the periodic reporting requirements of the Securities Exchange Act of 1934 for so long as it is subject to those requirements.

Lock-up Agreement

     Each of our shareholders has executed and delivered a "lock-up" letter agreement, affirming that they shall not sell their respective shares of common stock until we have successfully consummated a merger or acquisition and we are no longer classified as a "blank check" company. In order to provide further assurances that no trading will occur in our securities until a merger or acquisition has been consummated, each shareholder has agreed to place their respective stock certificate with our legal counsel, Evers & Hendrickson, LLP, who will not release these respective certificates until they have confirmed that a merger or acquisition was successfully consummated. However, while management believes that the procedures established to preclude any sale of our securities prior to closing of a merger or acquisition will be sufficient, we cannot assure you that the procedures established will unequivocally limit any shareholder's ability to sell their respective securities before a closing.

Investment Company Act of 1940

     Although we will be subject to regulation under the Securities Act of 1933, as amended (the "'33 Act"), and the Securities Exchange Act of 1934, as amended (the "'34 Act"), management believes we will not be subject to regulation under the Investment Company Act of 1940, as amended (the "'40 Act"), since we will not be engaged in the business of investing or trading in securities. In the event we engage in business combinations that result in our holding passive investment interests in a number of entities, we could be subject to regulation under the '40 Act. If that occurs, we would be required to register as an investment company and could be expected to incur significant registration and compliance costs. We have obtained no formal determination from the Securities and Exchange Commission as to our status under the '40 Act and, consequently, a violation of the Act could subject us to material adverse consequences.

Investment Advisors Act of 1940

     Under Section 202(a)(11) of the Investment Advisors Act of 1940, as amended, an "investment adviser" means any person who, for compensation, engages in the business of advising others, either directly or through publications or writings, as to the value of securities or as to the advisability of investing in, purchasing, or selling securities, or who, for compensation and as part of a regular business, issues or promulgates analyses or reports concerning securities. We seek to locate a suitable merger of acquisition candidate, and we do not intend to engage in the business of advising others in investment matters for a fee or other type of consideration.

Dissenter's Rights

     In accordance with Nevada Revised Statutes ("NRS") ss. 78.3793, on the 10th day following the acquisition of a controlling interest by an acquiring person, if the control shares are accorded full voting rights pursuant to NRS ss.ss.
78.378 to 78.3793, inclusive, and the acquiring person has acquired a majority interest of the voting shares, any stockholder of record, other than the acquiring person, who has not voted in favor of authorizing voting rights for the control shares is entitled to demand payment for the fair value of his shares by making a written demand.

Forward Looking Statements

     Because we desire to take advantage of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 (the "PSLRA"), we caution readers regarding forward looking statements found in the following discussion and elsewhere in this registration statement and in any other statement made by, or on our behalf, whether or not in future filings with the Securities and Exchange Commission. Forward looking statements are statements not based on historical information and that relate to future operations, strategies, financial results or other developments. Forward looking statements are necessarily based upon estimates and assumptions that are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control and many of which, with respect to future business decisions, are subject to change. These uncertainties and contingencies can affect actual results and could cause actual results to differ materially from those expressed in any forward looking statements made by or on our behalf. We disclaim any obligation to update forward looking statements. Readers should also understand that under Section 27A(b)(2)(D) of the '33 Act, and Section 21E(b)(2)(D) of the '34 Act, the "safe harbor" provisions of the PSLRA do not apply to statements made in connection with our offering.

                                PLAN OF OPERATION

     We intend to seek to acquire assets or shares of an entity actively engaged in a business that generates revenues, in exchange for its securities. We have not identified a particular acquisition target and have not entered into any negotiations regarding an acquisition. As soon as this registration statement becomes effective under Section 12 of the '34 Act, we intend to contact investment bankers, corporate financial analysts, attorneys and other investment industry professionals through various media. None of our officers, directors, promoters or affiliates have engaged in any preliminary contact or discussions with any representative of any other company regarding the possibility of an acquisition or merger with us as of the date of this registration statement.

     Depending upon the nature of the relevant business opportunity and the applicable state statutes governing how the transaction is structured, the Company's Board of Directors expects that it will provide our shareholders with complete disclosure documentation concerning a potential business opportunity and the structure of the proposed business combination prior to consummation. Disclosure is expected to be in the form of a proxy or information statement, in addition to the post-effective amendment.

     While any disclosure must include audited financial statements of the target entity, we cannot assure you that such audited financial statements will be available. As part of the negotiation process, the Board of Directors does intend to obtain certain assurances of value, including statements of assets and liabilities, material contracts, accounts receivable statements, or other indicia of the target entity's condition prior to consummating a transaction, with further assurances that an audited statement would be provided prior to execution of a merger or acquisition agreement. Closing documents will include representations that the value of the assets transferred will not materially differ from the representations included in the closing documents, or the transaction will be voidable.

     Due to our  intent  to  remain  a  shell  corporation  until  a  merger  or acquisition candidate is identified, it is anticipated that its cash requirements shall be minimal, and that all necessary capital, to the extent required, will be provided by the directors or officers. We do not anticipate that we will have to raise capital in the next twelve months. We also do not expect to acquire any plant or significant equipment.

     We have not, and do not intend to enter into, any arrangement, agreement or understanding with non-management shareholders allowing non-management shareholders to directly or indirectly participate in or influence our management of the Company. Management currently holds 60.8% of our stock. As a result, management is in a position to elect a majority of the directors and to control our affairs.

     We have no full time employees. Our President and Secretary have agreed to allocate a portion of their time to our activities, without compensation. These officers anticipate that our business plan can be implemented by their devoting approximately five (5) hours each per month to our business affairs and, consequently, conflicts of interest may arise with respect to their limited time commitment. We do not expect any significant changes in the number of employees. See "Management."

     Our officers and directors may become involved with other companies who have a business purpose similar to ours. As a result, potential conflicts of interest may arise in the future. If a conflict does arise and an officer or director is presented with business opportunities under circumstances where there may be a doubt as to whether the opportunity should belong to the Company or another "blank check" company they are affiliated with, they will disclose the opportunity to all the companies. If a situation arises where more than one company desires to merge with or acquire that target company and the principals of the proposed target company have no preference as to which company will merge with or acquire the target company, the company that first filed a registration statement with the Securities and Exchange Commission will be entitled to proceed with the proposed transaction. See "Risk Factors - Affiliation With Other "Blank Check" Companies."

General Business Plan

     Our purpose is to seek, investigate and, if investigation warrants, acquire an interest in business opportunities presented to it by persons or firms that desire to seek the perceived advantages of an Exchange Act registered corporation. We will not restrict our search to any specific business, industry, or geographical location and we may participate in a business venture of virtually any kind or nature. This discussion of the proposed business is purposefully general and is not meant to restrict our discretion to search for and enter into potential business opportunities. Management anticipates that it may be able to participate in only one potential business venture because we have nominal assets and limited financial resources. See the financial statements at page F-1 of this prospectus. This lack of diversification should be considered a substantial risk to our shareholders because it will not permit us to offset potential losses from one venture against gains from another.

     We may seek a business opportunity with entities that have recently commenced operations, or that wish to utilize the public marketplace in order to raise additional capital in order to expand into new products or markets, to develop a new product or service, or for other corporate purposes. We may acquire assets and establish wholly owned subsidiaries in various businesses or acquire existing businesses as subsidiaries.

     We anticipate that the selection of a business opportunity will be complex and extremely risky. Due to general economic conditions, rapid technological advances being made in some industries and shortages of available capital, management believes that there are numerous firms seeking the perceived benefits of a publicly registered corporation. The perceived benefits may include facilitating or improving the terms for additional equity financing that may be sought, providing liquidity for incentive stock options or similar benefits to key employees, providing liquidity (subject to restrictions of applicable statutes) for all shareholders and other factors. Potentially, available business opportunities may occur in many different industries and at various stages of development, all of which will make the task of comparative investigation and analysis of these business opportunities extremely difficult and complex.

     We have, and will continue to have, no capital to provide the owners of business opportunities with any significant cash or other assets. However, management believes we will be able to offer owners of acquisition candidates the opportunity to acquire a controlling ownership interest in a publicly registered company without incurring the cost and time required to conduct an initial public offering. The owners of the business opportunities will, however, incur significant legal and accounting costs in connection with acquisition of a business opportunity, including the costs of preparing Form 8-K's, 10-K's or 10-KSBs, 10-Q's or 10-QSBs, agreements and related reports and documents. The '34 Act specifically requires that any merger or acquisition candidate comply with all applicable reporting requirements, which include providing audited financial statements to be included within the numerous filings relevant to complying with the '34 Act. Nevertheless, the officers and directors of the Company have not conducted market research and are not aware of statistical data that would support the perceived benefits of a merger or acquisition transaction for the owners of a business opportunity.

     The  analysis  of new  business  opportunities  will be  undertaken  by our officers and directors, none of whom is a professional business analyst. Management intends to concentrate on identifying preliminary prospective business opportunities that may be brought to our attention through present associations of our officers and directors, or by our shareholders. In analyzing prospective business opportunities, management will consider:

     *    the available technical, financial and managerial resources;

     *    working capital and other financial requirements;

     *    history of operations, if any;

     *    prospects for the future;

     *    nature of present and expected competition;

     * the quality and experience of management services that may be available and the depth of that management;

     *    the potential for further research, development, or exploration;

     * specific risk factors not now foreseeable but could be anticipated to impact our proposed activities;

     *    the potential for growth or expansion;

     *    the potential for profit;

     * the perceived public recognition of acceptance of products, services, or trades;

     *    name identification; and

     *    other relevant factors.

     Our officers and directors expect to meet personally with management and key personnel of the business opportunity as part of their "due diligence" investigation. To the extent possible, the Company intends to utilize written reports and personal investigations to evaluate the above factors. We will not acquire or merge with any company that cannot provide audited financial statements within a reasonable period of time after closing of the proposed transaction.

     Our management, while probably not especially experienced in matters relating to the prospective new business of the Company, shall rely upon their own efforts and, to a much lesser extent, the efforts of our shareholders, in accomplishing our business purposes. We do not anticipate that any outside consultants or advisors, except for our legal counsel and accountants, will be utilized by us to accomplish our business purposes. However, if we do retain an outside consultant or advisor, any cash fee will be paid by the prospective merger/acquisition candidate, as we have no cash assets. We have no contracts or agreements with any outside consultants and none are contemplated.

     We will not restrict our search for any specific kind of firms, and may acquire a venture that is in its preliminary or development stage or is already operating. We cannot predict at this time the status of any business in which we may become engaged, because the business may need to seek additional capital, may desire to have its shares publicly traded, or may seek other perceived advantages that we may offer. Furthermore, we do not intend to seek capital to finance the operation of any acquired business opportunity until we have successfully consummated a merger or acquisition.

     We anticipate that we will incur nominal expenses in the implementation of its business plan. Because we has no capital to pay these anticipated expenses, present management will pay these charges with their personal funds, as interest free loans, for a minimum of twelve months from the date of this registration statement. If additional funding is necessary, management and or shareholders will continue to provide capital or arrange for additional outside funding. However, the only opportunity that management has to have these loans repaid will be from a prospective merger or acquisition candidate. Management has no agreements with us that would impede or prevent consummation of a proposed transaction. We cannot assure, however, that management will continue to provide capital indefinitely if a merger candidate cannot be found. If a merger candidate cannot be found in a reasonable period of time, management may be required reconsider its business strategy, which could result in our dissolution.

Acquisition of Opportunities

     In implementing a structure for a particular business acquisition, we may become a party to a merger, consolidation, reorganization, joint venture, or licensing agreement with another corporation or entity. It may also acquire stock or assets of an existing business. On the consummation of a transaction, it is probable that our present management and shareholders will no longer be in control. In addition, our directors may, as part of the terms of the acquisition transaction, resign and be replaced by new directors without a vote of our shareholders. Furthermore, management may negotiate or consent to the purchase of all or a portion of our stock. Any terms of sale of the shares presently held by officers and/or directors will be also afforded to all other shareholders on similar terms and conditions. Any and all sales will only be made in compliance with the securities laws of the United States and any applicable state.

     While the actual terms of a transaction that management may not be a party to cannot be predicted, it may be expected that the parties to the business transaction will find it desirable to avoid the creation of a taxable event and thereby structure the acquisition in a so-called "tax-free" reorganization under Sections 368(a)(1) or 351 of the Internal Revenue Code (the "Code"). In order to obtain tax-free treatment under the Code, it may be necessary for the owners of the acquired business to own 80% or more of the voting stock of the surviving entity. In that event, the shareholders of the Company would retain 20% or less of the issued and outstanding shares of the surviving entity, which would result in significant dilution in the equity of the shareholders.

     As part of the "due diligence" investigation, our officers and directors will meet personally with management and key personnel, may visit and inspect material facilities, obtain independent analysis of verification of certain information provided, check references of management and key personnel, and take other reasonable investigative measures to the extent of our limited financial resources and management expertise. How we will participate in an opportunity will depend on the nature of the opportunity, the respective needs and desires of the parties, the management of the target company and our relative negotiation strength.

     With respect to any merger or acquisition, negotiations with target company management are expected to focus on the percentage of our Company that the target company shareholders would acquire in exchange for all of their shareholdings in the target company. Depending upon, among other things, the target company's assets and liabilities, our shareholders will probably hold a substantially lesser percentage ownership interest following any merger or acquisition. The percentage ownership may be subject to significant reduction in the event we acquire a company with substantial assets. Any merger or acquisition effected by us can be expected to have a significant dilutive effect on the percentage of shares held by our then shareholders.

     We will participate in a business opportunity only after the negotiation and execution of appropriate written agreements. Although we cannot predict the terms of the agreements, generally the agreements will require some specific representations and warranties by all of the parties, will specify certain events of default, will detail the terms of closing and the conditions that must be satisfied by each of the parties prior to and after the closing, will outline the manner of bearing costs, including costs associated with our attorneys and accountants, will set forth remedies on default and will include miscellaneous other terms.

     As stated  previously,  we will not  acquire or merge with any entity  that cannot provide independent audited financial statements concurrent with the closing of the proposed transaction. We are subject to the reporting requirements of the '34 Act. Included in these requirements is our affirmative duty to file independent audited financial statements as part of its Form 8-K to be filed with the Securities and Exchange Commission upon consummation of a merger or acquisition, as well as our audited financial statements included in our annual report on Form 10-K (or 10-KSB, as applicable) and quarterly reports on Form 10-Q (or 10-QSB, as applicable). If the audited financial statements are not available at closing, or if the audited financial statements provided do not conform to the representations made by the candidate to be acquired in the closing documents, the closing documents will provide that the proposed transaction will be voidable at the discretion of our present management. If the transaction is voided, the agreement will also contain a provision providing for the acquisition entity to reimburse us for all costs associated with the proposed transaction.

Competition

     We will remain an insignificant participant among the firms that engage in the acquisition of business opportunities. There are many established venture capital and financial concerns that have significantly greater financial and personnel resources and technical expertise than we do. In view of our combined extremely limited financial resources and limited management availability, we will continue to be at a significant competitive disadvantage compared to our competitors.

                             DESCRIPTION OF PROPERTY

     We have no properties and at this time have no agreements to acquire any properties.

     We operate from our offices at Suite 104, 1456 St. Paul St., Kelowna, British Columbia, Canada. Space is provided to the Company on a rent free basis by Mr. Hemmerling, an officer and director of the Company, and it is anticipated that this arrangement will remain until we successfully consummate a merger or acquisition. Management believes that this space will meet our needs for the foreseeable future.

                             PRINCIPAL SHAREHOLDERS

     The table below lists the beneficial ownership of our voting securities by each person known by us to be the beneficial owner of more than 5% of our securities, as well as the securities beneficially owned by all our directors and officers. Unless specifically indicated, the shareholders listed possess sole voting and investment power with respect to the shares shown.

                            Name and                Amount and
                           Address of               Nature of
                           Beneficial               Beneficial       Percent of
Title of Class               Owner                    Owner            Class
--------------               -----                    -----            -----
Common                   Bob Hemmerling              304,000           30.4%
                         Suite 104
                         1456 St. Paul St.
                         Kelowna, B.C.
                         Canada V1Y 2E6

Common                   Phil Morehouse              304,000           30.4%
                         Suite 104
                         1456 St. Paul St.
                         Kelowna, B.C.,
                         Canada V1Y 2E6

Common                   All Officers and            608,000           60.8%
                         Directors as a
                         Group (2 persons)

     The balance of our outstanding common stock is held by 8 persons.

                                   MANAGEMENT

     Our directors and officers are as follows:

Name                       Age              Position
----                       ---              --------
Robert Hemmerling          39               President, Chairman
Phil Morehouse             39               Secretary, Treasurer, Director

     The above listed officers and directors will serve until the next annual meeting of the shareholders or until their death, resignation, retirement, removal, or disqualification, or until their successors have been duly elected and qualified. Vacancies in the existing Board of Directors are filled by majority vote of the remaining Directors. Our officers serve at the will of the Board of Directors. There are no family relationships between any executive officer and director.

Resumes

     Robert Hemmerling, President and chairman, was appointed to his positions on July 25, 1997. In addition to his positions with us, since September 1996, Mr. Hemmerling has been employed with Strathmore Resources, Ltd., Kelowna, British Columbia in the investor relations department. Strathmore Resources is engaged in the business of acquiring and developing uranium properties. Prior, from January 1996 through August 1996, Mr. Hemmerling was unemployed. From
January 1992 through December 1995, Mr. Hemmerling was an electrician with Concord Electric, Kelowna, British Columbia. He devotes his time as necessary to our business, which time is expected to be nominal.

     Phil Morehouse, Secretary, Treasurer and a director, was appointed to his positions on July 25, 1997. He is currently the President and a managing partner of Epicenter Resources, Inc. - a private corporation specializing in human resource development and training since 1991. From 1985 to 1991 he held a management position with the British Columbia government. Mr. Morehouse received a Bachelor of Arts degree from Trinity Western University of Langley, British Columbia in 1985, and a Master of Business Administration from City University of Seattle in 1990. He devotes his time as necessary to our business, which time is expected to be nominal.

Prior "Blank Check" Experience

     Bob  Hemmerling  has served as  President  and  chairman  of the  following
companies  since  inception:   Eye-Catching   Marketing,   Inc.  and  Quiksilver
International Holdings, Inc.

     Mr. Hemmerling has also served as Secretary and Treasurer of the following companies since inception: Above Average Investments, Inc., Amiable Investment Holdings, Ltd., Asset Dissolution Services, Ltd., Big Cat Investment Services, Inc., Blank Resources, Ltd., Blue Moon Investments, Caddo Enterprises, Inc., Century Plus Investments Corp., Consumer Marketing Corporation, Crash Course Holdings, Ltd., Cutting Edge Corner Corporation, Delightful Holdings Corporation, Eastern Management Corp., Emerald Coast Enterprises, Inc., Later Life Resources, Inc., LEK International, Modern Day Investments, Inc., Moonwalk Enterprises, Multiple Assets & Investment, Inc., Profit Based Investments, Inc., Solid Management Corp., Sunny Skies Investments, Total Serenity Company, Inc., Tripacific Development Corp., Triwest Management Resources Corp., and United Management, Inc.

     The SEC reporting blank check companies that Bob Hemmerling served or is serving as President and director are listed on the following table:

     Incorporation Name                 File Form     Number      Date of Filing

     Eye-Catching Marketing, Inc.         10-SB      000-28237     11-22-1999*
     Quiksilver International
       Holdings, Inc.                     10-SB      000-28235     11-22-1999*
     *Effective 1-21-2000

     Phil Morehouse has no prior experience as an officer or director of a blank check company, and has no prior direct experience in identifying emerging companies for investment and/or business combinations.

Conflicts of Interest

     Members of our management are associated with other firms involved in a range of business activities. Consequently, there are potential inherent conflicts of interest in their acting as officers and directors of the Company. Because the officers and directors are engaged in other business activities, management anticipates it will devote only a minor amount of time to our affairs.

     Our officers and directors are now and may in the future become shareholders, officers or directors of other companies that may be formed for the purpose of engaging in business activities similar to those conducted by us. Accordingly, additional direct conflicts of interest may arise in the future with respect to individuals acting on behalf of the Company or other entities. Moreover, additional conflicts of interest may arise with respect to opportunities that come to the attention of these individuals in the performance of their duties. The Company does not currently have a right of first refusal pertaining to opportunities that come to management's attention where the opportunity may relate to the Company's proposed business operations.

     The officers and directors are, so long as they remain officers or directors, subject to the restriction that all opportunities contemplated by our plan of operation that come to their attention, either in the performance of their duties or in any other manner, will be considered opportunities of, and be made available to us and the other companies that they are affiliated with on an equal basis. A breach of this requirement will be a breach of the fiduciary duties of the officer or director. If we or the companies that the officers and directors are affiliated with both desire to take advantage of an opportunity, then those officers and directors would abstain from negotiating and voting upon the opportunity. However, all directors may still individually take advantage of opportunities if we should decline to do so. Except as set forth above, we have not adopted any other conflict of interest policy with respect to those transactions.

                             EXECUTIVE COMPENSATION

     None of our officers and/or directors have received any compensation for their respective services rendered unto us. They all have agreed to act without compensation until authorized by the Board of Directors, which is not expected to occur until the we have generated revenues from operations after consummation of a merger or acquisition. As of the date of this registration statement, we have no funds available to pay directors. Further, none of the directors are accruing any compensation pursuant to any agreement with us.

     It is possible that, after we successfully consummate a merger or acquisition with an unaffiliated entity, that entity may desire to employ or retain one or a number of members of our management for the purposes of providing services to the surviving entity. However, we have adopted a policy whereby the offer of any post-transaction employment to members of management will not be a consideration in our decision to undertake any proposed transaction. Each member of management has agreed to disclose to the Board of Directors any discussions concerning possible employment by any entity that proposes to undertake a transaction with us and further, to abstain from voting on the transaction. Therefore, as a practical matter, if each member of the Board of Directors is offered employment in any form from any prospective merger or acquisition candidate, the proposed transaction will not be approved by the Board of Directors as a result of the inability of the Board to affirmatively approve the transaction. The transaction would then be presented to our shareholders for approval.

     It is possible that persons associated with management may refer a prospective merger or acquisition candidate to us. In the event we consummate a transaction with any entity referred by associates of management, it is possible that the associate will be compensated for their referral in the form of a finder's fee. It is anticipated that this fee will be either in the form of restricted common stock issued by us as part of the terms of the proposed transaction, or will be in the form of cash consideration. However, if compensation is in the form of cash, payment will be tendered by the acquisition or merger candidate, because we have insufficient cash available. The amount of any finder's fee cannot be determined as of the date of this registration statement, but is expected to be comparable to consideration normally paid in like transactions, which range up to ten (10%) percent of the transaction price. No member of management will receive any finders fee, either directly or indirectly, as a result of their respective efforts to implement our business plan.

     No retirement, pension, profit sharing, stock option or insurance programs or other similar programs have been adopted by the Company for the benefit of its employees.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     There have been no related party transactions, or any other transactions or relationships required to be disclosed pursuant to Item 404 of Regulation S-B.

                                LEGAL PROCEEDINGS

     There is no litigation pending or threatened by or against us.

                           MARKET FOR OUR COMMON STOCK

     There is no trading market for our common stock at present and there has been no trading market to date. Management has not undertaken any discussions with any prospective market maker concerning the participation in the aftermarket for the Company's securities and management does not intend to initiate any discussions until we have consummated a merger or acquisition. We cannot guarantee that a trading market will ever develop or if a market does develop, that it will continue.

Market Price

     Our common stock is not quoted at the present time. The Securities and Exchange Commission has adopted a Rule that established the definition of a "penny stock," for purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require: (i) that a broker or dealer approve a person's account for transactions in penny stocks; and (ii) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person's account for transactions in penny stocks, the broker or dealer must (i) obtain financial information and investment experience and objectives of the person; and (ii) make a reasonable determination that the transactions in penny stocks are suitable for that person and that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form, (i) sets forth the basis on which the broker or dealer made the suitability determination; and (ii) that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Disclosure also has to be made about the risks of investing in penny stock in both public offering and in secondary trading, and about commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

     Management intends to strongly consider undertaking a transaction with any merger or acquisition candidate that will allow our securities to be traded without the aforesaid limitations. However, we cannot predict whether, upon a successful merger or acquisition, we will qualify our securities for listing on Nasdaq or some other national exchange, or be able to maintain the maintenance criteria necessary to insure continued listing. Failure to qualify our securities or to meet the relevant maintenance criteria after qualification in the future may result in the discontinuance of the inclusion of our securities on a national exchange. However, trading, if any, in our securities may then continue in the non-Nasdaq over-the-counter market. As a result, a shareholder may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of, our securities.

Escrow

     The common stock under this offering will remain in escrow until our closing of a business combination under the requirements of Rule 419. There are currently ten holders of our outstanding common stock. The outstanding common stock was sold in reliance upon an exemption from registration contained in
Section 4(2) of the Securities Act. Assuming our officer, director, current shareholders and any of their affiliates or associates purchase 80% of the shares in this offering, although this is not their current intention, current shareholders will own 96.67% of the outstanding shares upon completion of the offering.

Holders

     There are ten (10) holders of our common stock. In July 1997, we issued 1,000,000 of common stock for services in formation and organization valued at $.0001 per share ($100.00). All of our issued and outstanding shares of common stock were issued in accordance with the exemption from registration afforded by
Section 4(2) of the Securities Act of 1933.

     As of the date of this report, all of our common stock are eligible for sale under Rule 144 promulgated under the '33 Act, as amended, subject to certain limitations included in said Rule. In general, under Rule 144, a person (or persons whose shares are aggregated), who has satisfied a one year holding period, under certain circumstances, may sell within any three-month period a number of shares that does not exceed the greater of one percent of the then outstanding common stock or the average weekly trading volume during the four calendar weeks prior to the sale. Rule 144 also permits, under certain circumstances, the sale of shares without any quantity limitation by a person who has satisfied a two-year holding period and who is not, and has not been for the preceding three months, an affiliate.

Dividends

     We have not paid any dividends to date, and have no plans to do so in the immediate future.

Transfer Agent

     We do not have a transfer agent at this time.

                            DESCRIPTION OF SECURITIES

     Our authorized capital stock consists of 100,000,000 shares, of common stock, par value $.0001 per share. There are 1,000,000 shares of common stock issued and outstanding as of the date of this filing.

Common Stock

     All shares of common stock have equal voting rights and, when validly issued and outstanding, are entitled to one vote per share in all matters to be voted upon by shareholders. The shares of common stock have no preemptive, subscription, conversion or redemption rights and may be issued only as fully paid and nonassessable shares. Cumulative voting in the election of directors is not permitted, which means that the holders of a majority of the issued and outstanding shares of common stock represented at any meeting where a quorum is present will be able to elect the entire Board of Directors if they so choose. In that event, the holders of the remaining shares of common stock will not be able to elect any directors. In the event of liquidation, each shareholder is entitled to receive a proportionate share of our assets available for distribution to shareholders after the payment of liabilities and after distribution in full of preferential amounts, if any. All shares of our common stock issued and outstanding are fully paid and nonassessable. Holders of stock are entitled to share pro rata in dividends and distributions with respect to the common stock, as may be declared by the Board of Directors out of funds legally available therefor. We have no intention to issue additional shares of stock.

     There are no outstanding options or warrants to purchase, or securities convertible into, our common equity. The1,000,000 shares of our common stock currently outstanding are restricted securities as that term is defined in the Securities Act. Under Rule 144 of the Securities Act, if all the shares being offered hereto are sold, the holders of the restricted securities may each sell a portion of their shares during any three (3) month period after July 24, 1999. We are offering 200,000 shares of our common stock at $1.00 per share. Dilution to the investors in this offering shall be approximately $.84 per share.

                        SHARES ELIGIBLE FOR FUTURE RESALE

     There has been no public market for our common stock and we cannot assure you that a significant public market for our common stock will be developed or be sustained after this offering. Sales of substantial amounts of common stock in the public market after this offering, or the possibility of substantial sales occurring, could adversely affect prevailing market prices for the common stock or our future ability to raise capital through an offering of equity securities.

     Upon completion of this offering, we will have 1,200,000 shares outstanding. The 200,000 shares sold in this offering will be freely tradeable without restriction or further registration under the Securities Act unless purchased by "affiliates" of Express Investments Associates, as that term is defined in Rule 144 under the Securities Act ("Rule 144") described below. Sales of outstanding shares to residents of certain states or jurisdictions may only be effected pursuant to a registration in or applicable exemption from the registration provisions of the securities laws of those states or jurisdictions.

     The remaining 1,000,000 shares of common stock outstanding upon completion of this Offering, which are held of record by stockholders prior to this Offering are "restricted securities" and may not be sold in a public distribution except in compliance with the registration requirements of the Securities Act or an applicable exemption under the Securities Act, including an exemption pursuant to Rule 144. In general, under Rule 144 as in effect at the closing of this offering, beginning 90 days after the date of this prospectus, a person (or persons whose shares are aggregated) who has beneficially owned Restricted Shares for at least one year (including the holding period of any prior owner who is not an affiliate of Express Investments Associates) would be entitled to sell within any three-month period a number of shares that does not exceed the greater of one percent of the then outstanding shares of common stock (12,000 shares immediately after this offering) or the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a Form 144 with respect to the sale. Sales under Rule 144 are also subject to certain manner of sale and notice requirements and to the availability of current public information about Express Investments Associates. Under Rule 144(k), a person who is not deemed to have been an affiliate of Express Investments Associates at any time during the 90 days preceding a sale and who has beneficially owned the shares proposed to be sold for at least two years (including the holding period of any prior owner who is not an affiliate of Express Investments Associates) is entitled to sell their shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

     A substantial number of shares currently restricted from resale under Rule 144 will become freely tradeable 90 days after this offering. We are unable to estimate the number of shares that will be sold under Rule 144, since this will depend on the market price for the common stock, the personal circumstances of the sellers and other factors. Sales of substantial amounts of shares in the public market could adversely affect prevailing market prices and could impair our future ability to raise capital through an offering of its equity securities.

                      WHERE CAN YOU FIND MORE INFORMATION?

     We are a reporting company, and are subject to the reporting requirements of the Exchange Act. We voluntarily filed a Form 10-SB on October 4, 1999. We have filed a registration statement with the SEC on form SB-2 to register the offer and sale of the shares. This prospectus is part of that registration statement, and, as permitted by the SEC's rules, does not contain all of the information in the registration statement. For further information about us and the shares offered under this prospectus, you may refer to the registration statement and to the exhibits and schedules filed as a part of the registration statement. You can review the registration statement and its exhibits and schedules at the public reference facility maintained by the SEC at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the SEC at 7 World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, Suite 1400, 500 West Madison Street, Chicago, Illinois 60661. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The registration statement is also available electronically on the World Wide Web at http://www.sec.gov.

     You can also call or write us at any time with any questions you may have. We'd be pleased to speak with you about any aspect of our business and this offering.

                             REPORTS TO STOCKHOLDERS

     We intend to furnish our stockholders with annual reports containing audited financial statements as soon as practicable at the end of each fiscal year. Our fiscal year ends on June 30th.

                              PLAN OF DISTRIBUTION

     We offer the right to subscribe for 200,000 shares at $1.00 per share. We propose to offer the shares directly on a best efforts, no minimum basis, and no compensation is to be paid to any person for the offer and sale of the shares.

     The offering shall be conducted by our president. Although he is an associated person of us as that term is defined in Rule 3a4-1 under the Exchange Act, he is deemed not to be a broker for the following reasons:

     He is not subject to a statutory disqualification as that term is defined in Section 3(a)(39) of the Exchange Act at the time of his participation in the sale of our securities.

     He will not be compensated for his participation in the sale of our securities by the payment of commission or other remuneration based either directly or indirectly on transactions in securities.

     He is not an associated person of a broker or dealers at the time of his participation in the sale of our securities.

     He will restrict his participation to the following activities:

     A.   Preparing any written  communication  or delivering any  communication
          through  the  mails  or  other  means  that  does  not  involve   oral
          solicitation by him of a potential purchaser;

     B. Responding to inquiries of potential purchasers in a communication initiated by the potential purchasers, provided however, that the content of responses are limited to information contained in a registration statement filed under the Securities Act or other offering document;

     C. Performing ministerial and clerical work involved in effecting any transaction.

     As of the date of this Prospectus, no broker has been retained by us for the sale of securities being offered. In the event a broker who may be deemed an underwriter is retained by us, an amendment to our registration statement will be filed.

Arbitrary Determination of Offering Price

     The initial offering price of $1.00 per share has been arbitrarily determined by us, and bears no relationship whatsoever to our assets, earnings, book value or any other objective standard of value. Among the factors considered by us were:

     A.   The lack of operating history;
     B.   The proceeds to be raised by the offering;
     C. The amount of capital to be contributed by the public in proportion to the amount of stock to be retained by present stockholders;
     D.   The current market conditions in the over-the-counter market

Method of Subscribing

     Persons may subscribe by filling in and signing the share purchase agreement and delivering it, prior to the expiration date, to us. The purchase price of $1.00 per share must be paid in cash or by check, bank draft or postal express money order payable in United States dollars to our order. You may not pay in cash.

                                  LEGAL MATTERS

     The validity of the shares offered under this prospectus is being passed upon for us by Evers & Hendrickson, LLP of San Francisco, California.

                                     EXPERTS

     Our financial statements as of the period ended June 30, 1999 and period ended September 30, 1999, included in this prospectus and in the registration statement, have been so included in reliance upon the reports of Kish, Leake & Associates, P.C., independent certified public accountants, included in this prospectus, and upon the authority of said firm as experts in accounting and auditing. Our financial statements as of the period ended December 31, 1999, included in this prospectus and in the registration statement, have been so included in reliance upon the reports of Cordovano & Harvey, P.C., independent certified public accountants, included in this prospectus, and upon the authority of said firm as experts in accounting and auditing.

                    INDEMNIFICATION OF OFFICERS AND DIRECTORS

     Article XII of the Articles of Incorporation and Article VI of our Bylaws, as amended, set forth certain indemnification rights. Our Bylaws provide that we will possess and may exercise all powers of indemnification of officers, directors, employees, agents and other persons and all incidental powers and authority. Our Board of Directors is authorized and empowered to exercise all of our powers of indemnification, without shareholder action. Our assets could be used or attached to satisfy any liabilities subject to indemnification. See
Exhibit 3.1 hereto.

Disclosure of Commission Position on Indemnification for
Securities Act Liabilities

     The Nevada Revised Statutes, as amended, authorize us to indemnify any director or officer under certain prescribed circumstances and subject to certain limitations against certain costs and expenses, including attorneys' fees actually and reasonably incurred in connection with any action, suit or proceedings, whether civil, criminal, administrative or investigative, to which the person is a party by reason of being a director or officer if it is determined that the person acted in accordance with the applicable standard of conduct set forth in the statutory provisions. Our Articles of Incorporation provides for the indemnification of directors and officers to the full extent permitted by Nevada law.

     We may also purchase and maintain insurance for the benefit of any director or officer that may cover claims for situations where we could not provide indemnification.

     Although indemnification for liabilities arising under the '33 Act may be permitted to officers, directors or persons controlling us under Nevada law, we have been informed that in the opinion of the U.S. Securities and Exchange Commission, this form of indemnification is against public policy as expressed in the '33 Act, and is therefore unenforceable.

                  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
                     ON ACCOUNTING AND FINANCIAL DISCLOSURE

     In January, 2000, we appointed Cordovano & Harvey, P.C. to replace Kish, Leake & Associates, P.C. as our principal accountants. The report of Kish, Leake & Associates, P.C. on our financial statements did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles. We had no disagreements with them on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure. We did not consult with Cordovano & Harvey, P.C. on any accounting or financial reporting matters in the periods prior to their appointment. The change in accountants was approved by the Board of Directors. We filed a Form 8-K with the Commission (File No. 000-27543) on January 24, 2000.

                              Financial Statements

     The following financial statements are attached to this report and filed as a part of this Registration Statement.

Table of Contents - June 30, 1999 Financial Statements.......................F-2
Independent Auditor's Report.................................................F-3
Balance Sheet as of June 30, 1999............................................F-4
Statement of Operations as of June 30, 1999..................................F-5
Statement of Cash Flows as of June 30, 1999..................................F-6
Statement of Shareholders' Equity  as of June 30, 1999.......................F-7
Notes to Financial Statements as of June 30, 1999............................F-8
Unaudited Balance Sheet as of September 30, 1999............................F-11
Unaudited Statement of Operations as of September 30, 1999..................F-12
Unaudited Statement of Cash Flows as of September 30, 1999..................F-13
Unaudited Statement of Shareholders Equity as of September 30, 1999.........F-14
Notes to Unaudited Financial Statements as of September 30, 1999............F-15
Unaudited Balance Sheet as of December 31, 1999.............................F-16
Unaudited Statement of Operations as of December 31, 1999...................F-17
Unaudited Statement of Cash Flows as of December 31, 1999...................F-18
Notes to Unaudited Financial Statements as of December 31, 1999.............F-19

                      Express Investments Associates, Inc.


                          Audited Financial Statements

                   For the Years Ended June 30, 1999 and 1998
                    and the Period July 25, 1997 (Inception)
                              through June 30, 1999

                      EXPRESS INVESTMENTS ASSOCIATES, INC.

                                TABLE OF CONTENTS


                                                                     Page

Independent Auditors' Report                                         F-3

Financial Statements

Balance Sheet                                                        F-4

Statement of Operations                                              F-5

Statement of Cash Flow                                               F-6

Statement of Shareholders' Equity                                    F-7

Notes to the Financial Statements                                    F-8 to F-10

                         KISH, LEAKE, & ASSOCIATES P.C.
                       7901 E. BELLEVIEW AVE. - SUITE 220
                            ENGLEWOOD, COLORADO 80111
                                  303.779.5006


Independent Auditors' Report

We have audited the accompanying balance sheet of Express Investments Associates, Inc. ( a developmental stage company), as of June 30, 1999 and the related statements of income, shareholders' equity, and cash flows for the fiscal years ended June 30, 1999 and 1998 and period July 25, 1997 (Inception) through June 30, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Express Investments Associates, Inc. at June 30, 1999 and the results of its operations and its cash flows for the fiscal years ended June 30, 1999 and 1998 and the period July 25, 1997 (Inception) through June 30, 1999 in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 5, the Company is in the development stage and has no operations as of June 30, 1999. The deficiency in working capital as of June 30, 1999 raises substantial doubt about its ability to continue as a going concern. Management's plans concerning these matters are described in Note 5. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

Kish, Leake & Associates, P.C.
Certified Public Accountants
Englewood, Colorado
August 27, 1999

Express Investments Associates, Inc.
(A Development Stage Company)
Balance Sheet

                                                                June
                                                                30, 1999

ASSETS                                                            $  0


LIABILITIES AND SHAREHOLDERS' EQUITY

LIABILITIES - Due to related entity                                200

SHAREHOLDERS' EQUITY

Common Stock, $.0001 Par Value
Authorized 100,000,000 Shares; Issued
And Outstanding 1,000,000 Shares                                   100

Additional Paid In Capital On Common Stock                           0

Deficit Accumulated During The Development Stage                  -300

TOTAL SHAREHOLDERS' EQUITY                                        -200

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                        $  0

The  Accompanying  Notes  Are  An  Integral  Part  Of  These  Audited  Financial
Statements.

Express Investments Associates, Inc.
(A Development Stage Company)
Statement Of Operations

                                                                     July
                                                                     25, 1997
                                         Fiscal        Fiscal        (Inception)
                                         Year Ended    Year Ended    Through
                                         June          June          June
                                         30 1999       30, 1998      30 1999


Revenue                                $         0    $         0   $         0

Expenses:

Licenses & Fees                                200              0           200
Office                                           0              0           100

Total                                          200              0           300

Net (Loss)                             $      (200)   $         0   $      (300)

Basic (Loss) Per Common Share                         $      0.00   $      0.00

Basic Common Shares Outstanding          1,000,000      1,000,000

The Accompanying Notes Are An Integral Part Of These Unaudited Financial Statements.

Express Investments Associates, Inc.
(A Development Stage Company)
Statement Of Cash Flows

                                                                     July
                                                                     25, 1997
                                           Fiscal       Fiscal       (Inception)
                                           Year Ended   Year Ended   Through
                                           June         June         June
                                           30 1999      30, 1998     30 1999

Net (Loss) Accumulated During
 The Development Stage                       $(200)      $   0       $(300)

Issuance Of Common Stock For Services            0           0         100

Net Cash Flows From Operations                -200           0        -200

Cash Flows From Investing Activities:            0           0           0

Cash Flows From Financing Activities:

Expenses paid by related entity                200           0         200

Cash Flows From Financing                      200           0         200

Net Increase In Cash                             0           0           0
Cash At Beginning Of Period                      0           0           0

Cash At End Of Period                        $   0       $   0       $   0

Non - Cash Activities:

Stock Issued For Services                    $   0       $   0       $ 100

The Accompanying Notes Are An Integral Part Of These Unaudited Financial Statements.

Express Investments Associates, Inc.
(A Development Stage Company)
Statement Of Shareholders' Equity

                                                                                                Deficit
                                                                                                Accumulated
                                                 Number Of                     Capital Paid     During The
                                                 Common         Common         In Excess        Development
                                                 Shares         Stock          of Par Value     Stage           Total
Balance At July 25, 1997                                 0      $       0      $       0        $       0       $       0

Issuance Of Common Stock:
July 25, 1997 for Services Valued
 at $.0001 Per Share                             1,000,000            100                               0             100

Net (Loss)                                                                                           -100            -100

Balance At June 30, 1998                         1,000,000            100              0             -100               0

Net (Loss)                                                                                           -200            -200

Balance At June 30, 1999                         1,000,000      $     100      $       0        $    (300)      $    (200)

The Accompanying Notes Are An Integral Part Of These Unaudited Financial Statements.

Express Investments Associates, Inc.
(A Development Stage Company)
Notes to Financial Statements
For The Fiscal Years Ended June 30, 1999 and 1998


Note 1 - Organization and Summary of Significant Accounting Policies

Organization:

On July 25, 1997, Express Investments Associates, Inc. (the Company) was incorporated under the laws of Nevada to engage in any lawful business or activity for which corporations may be organized under the laws of the State of Nevada

Development Stage:

The company entered the Development stage in accordance with SFAS No. 7 on July 25, 1997, 1997. Its purpose is to evaluate, structure and complete a merger with, or acquisition a privately owned corporation.

Statement of Cash Flows:

For the purpose of the statement of cash flows, the company considers demand deposits and highly liquid-debt instruments purchased with a maturity of three months or less to be cash equivalents.

Cash paid for interest in fiscal year ended June 30, 1999 and 1998 was $-0-. Cash paid for income taxes in fiscal year ended June 30, 1999 and 1998 was $-0-.

Basic (Loss) per Common Share:

Basic (Loss) per common share is computed by dividing the net loss for the period by the weighted average number of shares outstanding at June 30, 1999 and June 30, 1998.

Use of Estimates:

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts. Actual results could differ from those estimates.

Express Investments Associates, Inc.
(A Development Stage Company)
Notes to Financial Statements
For The Fiscal Years Ended June 30, 1999 and 1998


Note 2 - Capital Stock and Capital in Excess of Par Value

The Company initially authorized 25,000 shares of $1.00 par value common stock. On July 25, 1997 the Board of Directors approved an increase in authorized shares to 100,000,000 and changed the par value to $.0001. On July 25, 1997 the Company issued 1,000,000 shares of common stock for services valued at $.0001 per share or $100.

3 - Related Party Events

The Company maintains a mailing address at an officers place of business. This address is located at Suite 106, 1460 Pandosy Street, Kelowna, B.C., Canada, V1Y 1P3. At this time the Company has no need for an office. As of June 30, 1999 management has incurred a minimal amount of time and expense on behalf of the Company.

Note 4 - Income Taxes

At June 30, 1999, the company had net operating loss carryforwards available for financial statement and Federal income tax purposes of approximately $300 which, if not used, will expire in the year 2019.

The Company follows Financial Accounting Standards Board Statement No. 109, "Accounting for Income Taxes" (SFAS #109), which requires, among other things, an asset and liability approach to calculating deferred income taxes. As of June 30, 1999, the Company has a deferred tax asset of $ 40 which has been fully reserved through the valuation allowance. The change in the valuation allowance for 1999 is $ 40.

Note 5 - Basis of Presentation

In the course of its development activities the Company has sustained continuing losses and expects such losses to continue for the foreseeable future. The Company's management plans on advancing funds on an as needed basis and in the longer term, revenues from the operations of a merger candidate, if found. The Company's ability to continue as a going concern is dependent on these additional management advances, and, ultimately, upon achieving profitable operations through a merger candidate.

Express Investments Associates, Inc.
(A Development Stage Company)
Notes to Financial Statements
For The Fiscal Years Ended June 30, 1999 and 1998

Note 6 - Subsequent Events

On August 18, 1999 the Company filed amended articles with the state of Nevada to change the authorized shares to the 100,000,000 original approved by the Board of Directors on July 25, 1997. Nevada Revised Statues Section 78.385(c) treats this amendment as if it was filed on July 25, 1997 therefore giving the Company enough shares for the original issuance of 1,000,000 shares of common stock.

The Board of Directors approved June 30, 1999 as the Company's fiscal year end.

The Company will be filing a form 10 SB with the Securities and Exchange Commission thereby electing to be a reporting company under the Securities Act of 1934.

Express Investment Associates, Inc.
(A Development Stage Company)
Unaudited Balance Sheet

                                                           Unaudited    Audited
                                                           September    June
                                                           30, 1999     30, 1999

ASSETS                                                     $    0        $    0

LIABILITIES AND SHAREHOLDERS' EQUITY

LIABILITIES

Current Liabilities:

Accounts Payable                                           $2,019        $    0
Advances Due to Related Entity                                846           200

Total Current Liabilities                                   2,865           200

TOTAL LIABILITIES                                           2,865           200

SHAREHOLDERS' EQUITY

Common Stock, $.0001 Par Value
 Authorized 100,000,000 Shares;
 Issued And Outstanding 1,000,000 Shares                      100           100

Capital Paid In Excess Of

 Par Value Of Common Stock                                      0             0

(Deficit Accumulated During the Development Stage          -2,965          -300

TOTAL SHAREHOLDERS' EQUITY                                 -2,865          -200

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                 $    0        $    0

              The Accompanying Notes Are An Integral Part Of These
                        Unaudited Financial Statements.

Express Investment Associates, Inc.
(A Development Stage Company)
Unaudited Statement Of Operations

                                                                     Unaudited
                                     Unaudited       Unaudited       July
                                     Three Month     Three Month     25, 1997
                                     Interim Period  Interim Period  (Inception)
                                     Ended           Ended           Through
                                     September       September       September
                                     30, 1999        30, 1998        30, 1999

Revenue                              $         0     $         0    $         0

Expenses:

Legal and Accounting                       2,665               0            100
Licenses & Fees                                0               0          2,665
Office                                         0               0            200

Total Expenses                             2,665               0          2,965

Net Income (Loss)                    $    (2,665)    $         0    $    (2,965)

Basic  Earnings (Loss) Per Share     $      0.00     $      0.00

Weighted Average Common Shares
 Outstanding                           1,000,000       1,000,000

              The Accompanying Notes Are An Integral Part Of These
                         Unaudited Financial Statements.

Express Investment Associates, Inc.
(A Development Stage Company)
Unaudited Statement Of Cash Flows

                                                                                                    Unaudited
                                                                 Unaudited         Unaudited        July
                                                                 Three Month       Three Month      25, 1997
                                                                 Interim Period    Interim Period   (Inception)
                                                                 Ended             Ended            Through
                                                                 September         September        September
                                                                 30, 1999          30, 1998         30, 1999

Net (Loss)                                                       $(2,665)          $     0          $(2,965)

Adjustments To Reconcile Net Loss To Net Cash
Used In Operating Activities:

Stock Issued For Services                                              0                 0              100
Expenses Paid by Related Entity on Behalf of Company                 646                 0              846

Increase in Accounts Payable                                       2,019             2,019

 Net Cash Flows Provided By Operations                                 0                 0                0

Cash Flows From Investing Activities:

Net Cash Flows Provided By Investing Activities                        0                 0                0

Cash Flows From Financing  Activities:

Issuanance of Common Stock                                             0                 0                0

Net Cash Flows Provided By Financing Activities                        0                 0                0

Net Increase In Cash                                                   0                 0                0
Cash At Beginning Of Period                                            0                 0                0

Cash At End Of Period                                            $     0           $     0          $     0


Summary of non-cash investing and financing activities:

Stock Issued for Services                                        $     0           $     0          $   100
Expenses Paid by Related Entity on Behalf of Company             $   646           $     0          $   846

        The Accompanying Notes Are An Integral Part Of These Unaudited Financial Statements.

Express Investment Associates, Inc.
Unaudited Statement Of Shareholders' Equity

                                                                                                     (Deficit)
                                                                                                     Accumulated
                                            Number Of                             Additional         During The
                                            Common             Common             Paid-In            Development
                                            Shares             Stock              Capital            Stage               Total
Balance At July 25, 1997                            0          $       0          $       0          $       0           $       0

Issuance of Common Stock:
July 25, 1997 for Services Valued
at $.0001 Per Share                         1,000,000                100                                                       100

Net Loss                                                                                                  -300                -300

Balance At June 30,  1998 and 1999          1,000,000                100                  0               -300                -200


Net Loss September 30, 1999                                                                             -2,665              -2,665

Balance At September 30, 1999               1,000,000          $     100          $       0          $  (2,965)          $  (2,865)

                       The Accompanying Notes Are An Integral Part Of These Unaudited Financial Statements.

Express Investment Associates, Inc.
Notes To Unaudited Financial Statements
For The Three Month Period Ended September 30, 1999


Note 1 - Unaudited Financial Information

The unaudited financial information included for the three month interim period ended September 30, 1999 were taken from the books and records without audit. However, such information reflects all adjustments (consisting only of normal recurring adjustments, which are of the opinion of management, necessary to reflect properly the results of interim period presented). The results of operations for the three month period ended September 30, 1999 are not necessarily indicative of the results expected for the fiscal year ended June 30, 2000.

Note 2 - Financial Statements

Management has elected to omit substantially all footnotes relating to the condensed financial statements of the Company included in the report. For a complete set of footnotes, reference is made to the Company's Report on Form 10 for the year ended June 30, 1999 as filed with the Securities and Exchange Commission and the audited financial statements included therein.

Part I. Item 1. Financial Information


                       EXPRESS INVESTMENT ASSOCIATES, INC.
                          (A Development Stage Company)

                             CONDENSED BALANCE SHEET
                                   (Unaudited)

                               December 31, 1999


                                        ASSETS


                                        TOTAL ASSETS ..............     $  --
                                                                        =======

                    LIABILITIES AND SHAREHOLDERS' (DEFICIT)


LIABILITIES
      Accrued liabilities .........................................     $ 2,765
                                                                        -------
                                   TOTAL LIABILITIES ..............       2,765
                                                                        -------

SHAREHOLDERS'  (DEFICIT)
      Common stock, $.0001 par value, 100,000,000 shares
         authorized, 1,000,000 shares issued and outstanding
         (See Note B) .............................................         100
      Additional paid-in capital ..................................       3,085
      Deficit accumulated during the development stage ............      (5,950)
                                                                        -------
                                 TOTAL SHAREHOLDERS' (DEFICIT) ....      (2,765)
                                                                        -------
                                                                        $  --
                                                                        =======

            See accompanying notes to condensed financial statements

                                       EXPRESS INVESTMENT ASSOCIATES, INC.
                                          (A Development Stage Company)

                                        CONDENSED STATEMENTS OF OPERATIONS
                                                   (Unaudited)
                                                                                                      July 25, 1997
                                               Three Months Ended             Six Months Ended         (inception)
                                             -----------------------       -----------------------       Through
                                           December 31,     December 31, December 31,   December 31,   December 31,
                                              1999            1998          1999            1998           1999
                                             -------         -------       -------         -------        -------
COSTS AND EXPENSES
Legal fees ............................    $   2,502       $  --         $   3,544       $  --          $   3,544
Accounting fees .......................          483          --             2,106          --              2,106
Licenses and fees .....................         --            --              --            --                200
Stock-based compensation for
    organizational costs (Note B) .....         --            --              --            --                100
                                           ---------       ---------     ---------       ---------      ---------
                   LOSS FROM OPERATIONS       (2,985)         --            (5,650)         --             (5,950)
                                           ---------       ---------     ---------       ---------      ---------

INCOME TAX BENEFIT (EXPENSE) (NOTE C)
     Current tax benefit ..............          568          --             1,076          --              1,133
     Deferred tax expense .............         (568)         --            (1,076)         --             (1,133)
                                           ---------       ---------     ---------       ---------      ---------
                               NET LOSS    $  (2,985)      $  --         $  (5,650)      $  --          $  (5,950)
                                           =========       =========     =========       =========      =========

     BASIC AND DILUTED
        LOSS PER COMMON SHARE .........    $    *          $    *        $    *          $   *          $     *
                                           =========       =========     =========       =========      =========
     BASIC AND DILUTED WEIGHTED AVERAGE
        COMMON SHARES OUTSTANDING .....    1,000,000       1,000,000     1,000,000       1,000,000      1,000,000
                                           =========       =========     =========       =========      =========


       *  Less than .01 per share

                            See accompanying notes to condensed financial statements

                                         EXPRESS INVESTMENT ASSOCIATES, INC.
                                            (A Development Stage Company)

                                          CONDENSED STATEMENTS OF CASH FLOWS
                                                     (Unaudited)

                                                                                                        July 25, 1997
                                                                                 Six Months Ended        (inception)
                                                                             --------------------------   Through
                                                                           December 31,  December 31,    December 31,
                                                                               1999          1998            1999
                                                                            ------------  ------------   ------------
OPERATING ACTIVITIES
          Net loss ...................................................        $(5,650)      $  --         $(5,950)

          Non-cash transactions:
             Stock-based compensation for
                 organizational costs (Note B) .......................           --            --             100
          Changes in operating assets and liabilities:
             Accounts payable and accrued liabilities ................          2,565          --           2,765
                                                                              -------       -----         -------

                                                    NET CASH (USED IN)
                                                  OPERATING ACTIVITIES        $(3,085)      $  --         $(3,085)
                                                                              -------       -----         -------

FINANCING ACTIVITIES
         Third party expenses paid by affiliate on
           behalf of the company, recorded as
           additional-paid-in capital ................................          3,085          --           3,085
                                                                              -------       -----         -------
                                                  NET CASH PROVIDED BY
                                                  FINANCING ACTIVITIES          3,085          --           3,085
                                                                              -------       -----         -------
                                                    NET CHANGE IN CASH            --           --             --
         Cash, beginning of period ...................................            --           --             --
                                                                              -------       -----         -------
                                                   CASH, END OF PERIOD        $   --        $  --         $   --
                                                                              =======       =====         =======
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the period for:

         Interest ....................................................        $  --         $  --         $  --
                                                                              =======       =====         =======
         Income taxes ................................................        $  --         $  --         $  --
                                                                              =======       =====         =======

Non-cash financing activities:
          1,000,000 shares common stock
             issued for services .....................................        $  --         $  --         $   100
                                                                              =======       =====         =======

                              See accompanying notes to condensed financial statements

                       EXPRESS INVESTMENT ASSOCIATES, INC.
                          (A Development Stage Company)

                     NOTES TO CONDENSED FINANCIAL STATEMENTS
                                   (Unaudited)


NOTE A: BASIS OF PRESENTATION

The condensed financial statements presented herein have been prepared by the Company in accordance with the accounting policies in its audited financial statements for the year ended June 30, 1999 as filed in its form 10-SB filed January 5, 2000 and should be read in conjunction with the notes thereto. The Company entered the development stage in accordance with Statement of Financial Accounting Standard ("SFAS") No. 7 on July 25, 1997 and is a "blank check" company with the purpose to evaluate, structure and complete a merger with, or acquisition of, a privately owned corporation.

In the opinion of management, all adjustments (consisting only of normal recurring adjustments) which are necessary to provide a fair presentation of operating results for the interim period presented have been made. The results of operations for the periods presented are not necessarily indicative of the results to be expected for the year.

Interim financial data presented herein are unaudited.

NOTE B: RELATED PARTY TRANSACTIONS

The Company has issued an officer 1,000,000 shares of common stock in exchange for services related to management and organization costs of $100. The officer will provide administrative and marketing services as needed. The officer may, from time to time, advance to the Company any additional funds that the Company needs for costs in connection with searching for or completing an acquisition or merger.

The Company does not maintain a checking account and all expenses incurred by the Company are paid by an affiliate. For the three months ended December 31, 1999 the Company incurred legal expense of $2,502 and accounting expense of $483. For the six months ended December 31, 1999 the Company incurred legal expense of $3,544 and accounting expense of $2,106. The affiliate does not expect to be repaid for the expenses it pays on behalf of the Company. Accordingly, as the expenses are paid, they are classified as additional paid-in capital.

NOTE C: INCOME TAXES

The Company records its income taxes in accordance with Statement of Financial Accounting Standard No. 109, "Accounting for Income Taxes". The Company incurred net operating losses during the periods shown on the condensed financial statements resulting in a deferred tax asset, which was fully allowed for, therefore the net benefit and expense result in $-0- income taxes.

================================================================================

You   should    rely   only   on   the
information    contained    in    this
prospectus.  We  have  not  authorized
anyone to provide you with information               200,000 Shares
different  from that contained in this                common stock
prospectus.  We are  offering to sell,
and seeking  offers to buy,  shares of
common  stock  only  in  jurisdictions
where offers and sales are  permitted.
The  information   contained  in  this
prospectus  is accurate only as of the
date of this prospectus, regardless of
the   time   of   delivery   of   this
prospectus  or  of  any  sale  of  our
common stock. In this prospectus,  the
words  "we,"  "us" and "our"  refer to
Express Investments Associates (unless
the context indicates otherwise ).
                                                   EXPRESS INVESTMENTS
           TABLE OF CONTENTS                        ASSOCIATES, INC.

PROSPECTUS SUMMARY...................3
LIMITED STATE REGISTRATION...........3
SUMMARY FINANCIAL INFORMATION........4
RISK FACTORS.........................7
YOUR RIGHTS AND SUBSTANTIVE
PROTECTION UNDER RULE 419...........12
DILUTION............................13
USE OF PROCEEDS.....................14
CAPITALIZATION......................15
DESCRIPTION OF BUSINESS.............16
PLAN OF OPERATION...................17
DESCRIPTION OF PROPERTY.............22            ____________________
PRINCIPAL SHAREHOLDERS..............23
MANAGEMENT..........................24                 PROSPECTUS
EXECUTIVE COMPENSATION..............26            ____________________
CERTAIN RELATIONSHIPS AND
RELATED TRANSACTIONS................26
LEGAL PROCEEDINGS...................26            _______________,2000
MARKET FOR OUR COMMON STOCK.........27
DESCRIPTION OF SECURITIES...........28
SHARES ELIGIBLE FOR FUTURE
RESALE  ............................30
WHERE CAN YOU FIND MORE
INFORMATION.........................30
REPORTS TO STOCKHOLDERS.............30
PLAN OF DISTRIBUTION................30
LEGAL MATTERS.......................31
EXPERTS.............................32
INDEMNIFICATION OF OFFICERS
AND DIRECTORS.......................32
CHANGES IN AND DISAGREEMENTS
WITH ACCOUNTANTS ON
ACCOUNTING AND FINANCIAL
DISCLOSURE..........................32
FINANCIAL STATEMENTS...............F-1

================================================================================

Part II. Information Not Required In Prospectus

Item 24. Indemnification of officers and directors

     The information required by this Item is incorporated by reference to "Indemnification of Officers and Directors" in the Prospectus.

Item 25 -- Other Expenses of Issuance and Distribution

     Our estimated expenses in connection with the issuance and distribution of the securities being registered are estimated to be as follows:


Securities and Exchange Commission filing fee                          $   56.00
Blue Sky filing fees                                                      500.00
Legal fees and expenses                                                 6,000.00
Printing                                                                1,500.00
Marketing expenses                                                      1,000.00
Miscellaneous                                                             500.00
                                                                       ---------
         Total                                                         $9,556.00
                                                                       =========

We will bear all expenses shown above.

Item 26 -- Recent Sales of Unregistered Securities

     On July 25, 1997, the Company issued1,000,000 shares of common stock to Devinder Randhawa, for $50. The Company relied on exemption provided by Section 4(2) of the Securities Act of 1933, as amended, for the issuance of 1,000,000 shares of common stock to Mr. Randhawa. All of the shares of common stock of the Company previously issued have been issued for investment purposes in a "private transaction" and are "restricted" shares as defined in Rule 144 under the '33 Act, as amended. These shares may not be offered for public sale except under Rule 144, or otherwise, pursuant to the '33 Act.

     On July 25, 1997, Mr. Randhawa gifted 304,000 shares of common stock to Bob Hemmerling, President of the Company, 304,000 shares of common stock to Phil Morehouse, Secretary of the Company, and 343,000 shares of common stock to seven other shareholders for a total of 951,000 shares of common stock. The shares were gifted to increase the number of shareholders. Mr. Randhawa relied on exemption provided by Section 4(1) of the Securities Act of 1933, as amended, for the transfer of the 951,000 shares. All of these shares are "restricted" shares as defined in Rule 144 under the Securities Act of 1933, as amended (the "Act"). These shares may not be offered for public sale except under Rule 144, or otherwise, pursuant to the Act.

     As of the date of this report, all of the issued and outstanding shares of the Company's common stock are eligible for sale under Rule 144 promulgated under the '33 Act, as amended, subject to certain limitations included in said Rule.

     However, all of the shareholders of the Company have executed and delivered a "lock-up" letter agreement which provides that each such shareholder shall not sell their respective securities until such time as the Company has successfully consummated a merger or acquisition. Further, each shareholder has placed their respective stock certificate with the Company's legal counsel, Evers & Hendrickson, LLP, who has agreed not to release any of the certificates until the Company has closed a merger or acquisition. Any liquidation by the current shareholders after the release from the "lock-up" selling limitation period may have a depressive effect upon the trading prices of the Company's securities in any future market that may develop.

     In general, under Rule 144, a person (or persons whose shares are aggregated) who has satisfied a one year holding period, under certain circumstances, may sell within any three-month period a number of shares that does not exceed the greater of one percent of the then outstanding common stock or the average weekly trading volume during the four calendar weeks prior to such sale. Rule 144 also permits, under certain circumstances, the sale of shares without any quantity limitation by a person who has satisfied a two-year holding period and who is not, and has not been for the preceding three months, an affiliate of the Company.

Item 27-Exhibits

3.1*     Articles of Incorporation
3.2*     Amendment to Articles of Incorporation
3.3*     Bylaws
4.1*     Specimen Informational Statement
4.1.1*   Form of Lock-up Agreement Executed by the Company's Shareholders
5.1 Opinion of Evers & Hendrickson, LLP with respect to the legality of the shares being registered
23.1.1   Consent of Kish, Leake & Associates, P.C.
23.1.2   Consent of Cordovano & Harvey, P.C.
23.2     Consent of Evers & Hendrickson, LLP (included in Exhibit 5.1)
27.1***  Financial Data Schedule
99.1**   Escrow Agreement

* Previously filed with the Company's Form 10-SB, filed October 4, 1999. *** Previously filed with the Company's Form 10-QSB, filed February 15, 2000.

Item 28 -- Undertakings

We undertake that we will:

     1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

          (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;


          (ii)  Reflect   in  the   prospectus   any  facts  or  events   which,
                individually or together, represent a fundamental change in the information in the registration statement; and

          (iii) Include any additional or changed material information on the plan of distribution.

     2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the bona fide offering.

     3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     We undertake to provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as the underwriter requires to permit prompt delivery to each purchaser.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement on Form SB-2 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kelowna, Province of British Columbia, Canada, on April 6, 2000.

                                        Express Investments Associates, Inc.

                                        /s/ Bob Hemmerling
                                        ----------------------------------------
                                        Bob Hemmerling, President

     In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.

Signature                             Title                        Date
---------                             -----                        ----

/s/ Bob Hemmerling                    President, Director          April 6, 2000
-----------------------------
Bob Hemmerling


/s/ Phil Morehouse                    Director                     April 6, 2000
-----------------------------
Phil Morehouse